AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of May, 2015, by and among ANNUITY INVESTORS LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund”) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”).

WHEREAS, the Company, the Fund and the Adviser have entered into a Participation Agreement, dated as of May 1, 1997, as such agreement may be amended from time to time (the “Agreement”); and

WHEREAS, the Company, the Fund and the Adviser wish to revise the Portfolios available under the Agreement.

NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Agreement as follows:

1.	Schedule A of the Agreement is deleted and replaced in its entirety with the attached Schedule A.

2.	Except as provided herein, the Agreement shall remain in full force and effect. This Amendment and the Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment shall be effective as of the date written above.

4.	This Amendment may be executed in two or more counterparts, each of which will be an original and all of which, taken together, shall be deemed one and the same document.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

ANNUITY INVESTORS LIFE INSURANCE COMPANY

By:	/s/ John Gruber
Name: John P. Gruber
Title: Senior Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ John H. Gernon
Name: John H. Gernon
Title: President & Principal Executive Officer

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Michael Fitzgerald
Name: Michael Fitzgerald
Title: Managing Director

SCHEDULE A

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

AVAILABLE UNDER THIS AGREEMENT

Class I Shares

Core Plus Fixed Income Portfolio – Class I Shares

Mid Cap Growth Portfolio – Class I Shares

U.S. Real Estate Portfolio – Class I Shares